                                   Before the
                        FEDERAL COMMUNICATIONS COMMISSION
                              Washington, DC 20554

In the Matter of                                   )
                                                   )
Clarification of the Commission's Rules and        )
Policies Pertaining to the Designated Entity       )
Holding Period and Related Rules and Policies in   )
Cases of Licensee Default and Bankruptcy           )

To:  The Commission

                    PETITION FOR EXPEDITED DECLARATORY RULING

        Nextel Communications, Inc. ("Nextel"), by its attorneys, hereby requests, pursuant to Section 1.2 of the Commission's Rules, 47 C.F.R. Section 1.2, that the Commission issue an expedited declaratory ruling to clarify: (1) its policies pertaining to waiver of the designated entity holding period1 in cases of C-Block and F-Block Personal Communications Service ("PCS") licensee insolvency, financial distress and bankruptcy; (2) its policies concerning the timing of compensation paid to creditors and equity holders in bankruptcy-related hostile tender offers; and (3) the effect of a prior licensee's status and conduct on designated entity licenses once a hostile tender offer has been consummated. Issuance of such a declaratory ruling is in the public interest because it will materially assist parties in their efforts to resolve the bankruptcies plaguing the C-Block and F-Block industries(2) and finally put the spectrum to use, consistent with

-----------------------------
1 47 C.F.R. sec.24.839(a).

2 See Pocket Communications, Inc. and DCR PCS, Inc., Case Nos. 97-5-4105-ESD and 97-5-4106-ESD (Bankr. D. Md.) (filed March 31, 1997); GWI PCS1, Inc. et al., No. 3:97-39676-SAF-11 (Bankr. N.D. Tex.) (filed Oct. 10, 1997); NextWave Personal Communications, Inc., Case No. 98-B-21529 (Bankr. S.D. N.Y.) (filed June 8,
1998); Magnacom Wireless, L.L.C., Case No. 98-39048 (Bankr. W.D. Wash.) (filed Oct. 28, 1998); Urban Communicators PCS Limited Partnership, Case No. 98-47996 (Bankr. S.D. N.Y.) (filed Nov. 5, 1998); Kansas Personal continued...

Congress' intention, codified in the Omnibus Budget Reconciliation Act of 1993, that the public be compensated for spectrum auctioned and that there be expeditious provision of competitive services.(3)

Prompt action is necessary in this case because the Commission's determination will affect an anticipated hostile tender offer in which time is of the essence. As described in more detail in Exhibit A to this Petition, Nextel has made a proposal for resolution of the pending bankruptcy of NextWave Telecom Inc. and its affiliates (collectively "NextWave") through a tender offer and intends to submit the appropriate applications to the Commission in the near future. Nextel's proposed resolution will, among other things, result in the Commission and other third-party creditors receiving prompt payment in full of all of the claims.(4) In addition, by aiding resolution of the NextWave bankruptcy and other designated entity bankruptcies, issuance of a declaratory ruling will advance the congressional intent to promote the rapid deployment of new wireless services while ensuring that the public receives the value of wireless spectrum.(5) Thus, prompt action is critical.

-----------------------------
Communications Services, Ltd., Case No. 99-21747 (filed July 19, 1999); Airadigm Communications, Inc. d/b/a Wireless Communication PCS d/b/a Einstein PCS, Case No. 99-33500 (Bankr. W.D. Wis.) (filed July 28, 1999); Personal Communications Network, Inc., Case No. 99-20207 (filed Aug. 6, 1999).

(3) Pub. L. No. 103-66, Title VI, sec. 6002, 107 Stat. 312, 318 (1983) ("the
1993 Budget Act") (codified at 47 U.S.C. sec. 309(j)).

(4) See Letter from Paul Harner, Esq. to Deborah Schrier-Rape, Esq., David Friedman, Esq. and Christopher Wright, Esq. (Dec. 21, 1999) (attached as Exhibit
A). Under the Nextel term sheet, Nextel will pay the outstanding principal owed by NextWave, discounted for net present value to account for the full payment in cash made by Nextel; accrued and unpaid interest; and other applicable unjust enrichment under Section 1.2111(d) (bidding credit). However, Section 1.2111(b) of the unjust enrichment rule does not apply in the circumstances of the Nextel proposal.

(5) In the 1993 Budget Act, Congress changed the regulatory framework for the Commercial Mobile Radio Service. The statutory plan that Congress adopted plainly indicates its intention to continued...


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

        Nextel asks the Commission to confirm three aspects of its policies relating to designated entities in bankruptcy when an offeror initiates an unsolicited, or "hostile," tender offer pursuant to the Commission's Tender Offer Policy Statement to resolve the bankruptcy.(6) First, confirmation is requested that, when a C-Block or F-Block licensee is in bankruptcy, the Commission will grant waivers of the designated entity qualification requirements to allow licenses to be transferred to a non-designated entity that otherwise is qualified to hold the licenses under the Commission's rules if the non-designated entity pays the Commission the full debt amount owed by the designated entity (including interest) plus any applicable unjust enrichment payments.(7) Second, confirmation also is requested that creditors and equity holders may receive compensation upon the transfer of licenses from a designated entity to a trustee acting pursuant to the Tender Offer Policy Statement but prior to the approval of the transfer of the licenses from the trustee to a permanent licensee, just as in the case of an hostile tender offer for a corporation not in bankruptcy. Finally, Nextel asks the Commission to confirm that, when a non-designated entity seeks to acquire designated entity licenses out of bankruptcy through a hostile tender offer, the Commission will not exercise its power to revoke those licenses pursuant

------------------------
promote an economically vibrant and competitive nationwide market for commercial mobile radio services. In addition to providing more spectrum and authority to assign the spectrum rapidly through auctions, Congress also expressed its preference for rapid deployment of wireless technologies. See Interconnection Local Exchange Carriers and Commercial Mobile Radio Service Providers, Notice of Proposed Rulemaking, 11 FCC Rcd 5020, 5064 (1996); see also 47 U.S.C. sec. 309(j)(3)(A) (directing that the Commission shall seek to promote the "development and rapid deployment of new technologies, products, and services for the benefit of the public, including those residing in rural areas, without administrative or judicial delays").

(6) Tender Offers and Proxy Contests, 59 Rad. Reg. 2d (P & F) 1536 (1986) (the "Tender Offer Policy Statement").

(7) See supra footnote 4.



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

to any conditions on the initial license arising in connection with the designated entity's eligibility or other qualifications.

I.   ISSUANCE OF AN EXPEDITED DECLARATORY RULING IS IN THE PUBLIC INTEREST.

        As described above, Nextel intends to commence tender offers to purchase the equity and debt of NextWave and thereby acquire control of the PCS licenses held by NextWave. The tender offers have not been solicited by NextWave, which of course has resisted Nextel's proposals to resolve the NextWave bankruptcy cases, and as such would be conducted pursuant to the Tender Offer Policy Statement. This Petition has been filed to clarify Commission policies and permit the tender offers to proceed promptly in accordance with established Commission procedure. Nextel therefore asks the Commission to clarify the applicability of its policies in light of the purposes of the tender offer process.

        Nextel does not, however, ask the Commission to issue a declaratory ruling particular to Nextel. Rather, Nextel seeks a general declaratory ruling that would apply to Nextel or any other entity that may similarly seek to acquire NextWave by way of a competing tender offer or other transaction. Indeed, the requested declaratory ruling would apply to all eight of the current C-Block and F-Block bankruptcies. Nextel therefore requests expeditious Commission action on this Petition so that Nextel and others who might seek to acquire control of the PCS licenses held by the NextWave debtor or the other C-Block and F-Block entities that are in bankruptcy will have a common understanding of the Commission's intended approach to these issues.

        As explained below, issuance of the requested declaratory ruling is in the public interest because it will resolve genuine uncertainties regarding the regulatory treatment of designated entity licenses subject to bankruptcy proceedings.(8) Declaratory rulings also lie when the facts are essentially undisputed and the governing law is plain.(9) Nextel is not asking the Commission to rule on a specific request to waive its designated entity rules here. Rather, Nextel asks the Commission to confirm and clarify its policies in cases of C-Block and F-Block designated entity licensee default and bankruptcy. Expedited treatment is necessary because these issues arise in the context of an unsolicited, or "hostile" tender offer, when time is of the essence.

II. COMMISSION POLICY CONTEMPLATES WAIVER OF THE DESIGNATED ENTITY RULES IN CIRCUMSTANCES OF C-BLOCK AND F-BLOCK FINANCIAL DISTRESS.

        Congress granted the Commission authority to auction wireless spectrum as part of the 1993 Budget Act.(10) Congress directed the Commission to adopt auction rules that would provide for the rapid deployment of new services, for payment to the public for the value of the spectrum and for dissemination of the licenses to a wide variety of applicants, including small businesses.(11) The Commission sought to facilitate widespread license dissemination by auctioning certain PCS spectrum to small or "designated entity" businesses that could

--------------------------------
(8) See Administrative Procedure Act, 5 U.S.C. sec. 554(e) ("The agency, with like effect as in the case of other orders, and in its sound discretion, may issue a declaratory order to terminate a controversy or remove uncertainty."); see also British Caledonian Airways, Ltd. v. CAB, 584 F.2d 982, 993-94 (D.C. Cir. 1978).

(9) See, e.g., Access Charge Reform; Price Cap Performance Review for Local Exchange Carriers; Interexchange Carrier Purchases of Switched Access Services Offered by Competitive Local Exchange Carriers; Petition of U S West Communications, Inc. for Forbearance from Regulation as a Dominant Carrier in the Phoenix, Arizona MSA, Fifth Report and Order and Further Notice of Proposed Rulemaking, FCC 99-206, CC Docket No. 96-262, CC Docket No. 94-1, CCB/CPD File No. 98-63, CC Docket No. 98-157, at P. 187 (rel. Aug. 27, 1999) (citing American Network, Inc. Petition for Declaratory Ruling Concerning Backbilling of Access Charges, Memorandum Opinion and Order, 4 FCC Rcd 550, 551 (1989), recon. denied, 4 FCC Rcd 8798 (1989) ("The presence or absence of factual disputes is a significant factor in deciding whether a declaratory ruling is an appropriate method for resolving a controversy.").

(10) Pub. L. No. 103-66, 107 Stat. 312 (1993).
(11) 47 U.S.C. sec. 309(j)(3).

demonstrate that their gross revenues and total assets were below set levels.(12) These auctions provided small business designated entities with bidding credits and below-market, government-sponsored financing.(13) In return for these benefits, the Commission limited the ability of designated entity licensees to transfer their licenses to non-designated entities for a period of five years.(14) Notwithstanding this limitation, however, the Commission established "unjust enrichment" provisions that state how designated entity benefits will be repaid when designated entity licenses are transferred to a non-designated entity within the five-year holding period.(15) Thus, by their very structure, the Commission's rules contemplate waiver of the designated entity five-year holding period if the unjust enrichment payments are made.

        The Commission recognized that small businesses with limited financial resources would need substantial outside financing to build and operate PCS networks and compete in the capital-intensive wireless industry. Indeed, following the C-Block and F-Block auctions, the principal assets, and perhaps the only valuable assets, of many designated entities were their licenses. Furthermore, the Commission has a first-priority security interest in those assets and substantial regulatory power over them, including the power to cancel the licenses for non-payment.(16)

-------------------------------
(12) 47 C.F.R. sec. 24.709.

(13) 47 C.F.R. sections. 24.711 and 24.712.

(14) 47 C.F.R. sec. 24.839(a).

(15) See 47 C.F.R. sec. 1.2111.

(16) The Commission has asserted in the C-Block bankruptcy cases that PCS licenses subject to installment payments are conditioned on the "full and timely payment of all monies due" and that if the licensee defaults on its installment payments, the licenses automatically cancel. See, e.g., NextWave Personal Communications, Inc. et al., FCC's Supplemental Memorandum of Law Regarding Remedy, 98-B-21529 (ASH), Chapter 11 Adv. Pro. 98-5178A (Bankr. S.D. N.Y.) (filed May 24, 1999) at 4-5. A licensee that has been in bankruptcy for any length of time and, consequently, has been unable to make the required payments absent the leave of the bankruptcy court thus will necessarily be in breach of the condition.

These factors, taken together with the risks of the mobile services industry and the Government's first priority claim, caused lenders to seek, and the Commission to give, assurances concerning lender rights in cases of licensee financial distress or bankruptcy.

        Significantly, in response to concerns voiced by financial institutions about the potentially untenable situation lenders could face if an auction winner later encountered severe financial difficulties, the Commission offered guidance on how it would treat auction winners that defaulted on their obligations to lenders and other commercial creditors. A chief concern of lenders was whether a default effectively would deny them any recovery because the potential purchasers of the licenses in a bankruptcy or foreclosure proceeding would be limited to other designated entities during the five-year holding period.(17) In response to this concern, the Commission ruled that transfers of C-Block and F-Block licenses would be permitted to non-designated entities during the restricted five-year holding period in situations of licensee financial distress. Specifically, consistent with its rules, the Commission stated:

               While the FCC's rules generally prohibit transfers of entrepreneurs' block licenses during the first three years of the license term and allow transfers during the fourth and fifth years of the license term only to persons or entities that meet the eligibility criteria set forth in Section 24.709 of the Commission's rules, licensees may request a waiver of such rules in cases of bankruptcy, foreclosure or financial distress. Upon a showing, supported by an affidavit, that the licensee is in bankruptcy, foreclosure or financial distress (as defined above), it is likely that the Commission will grant a waiver of the transfer restrictions. . . .

               Under the above described circumstances, if a license is transferred to an entity that would not qualify for installment payments or bidding credits or that would qualify for less favorable installment

--------------------------------
(17) 47 C.F.R. sec. 24.839(a); Implementation of Section 309(j) of the Communications Act Competitive Bidding, Fifth Report and Order, 9 FCC Rcd. 5532 5588-89 (1994).

               payments or bidding credits, the unjust enrichment provisions . . . of the Commission's rules would apply.(18)


This policy was reaffirmed nearly two years later in connection with the FCC's review of its general auction rules:

               While certain FCC rules contain restrictions on the transfer of licenses acquired through the use of designated entity provisions for the statutory purposes of assuring license dissemination among a wide variety of applicants including designated entities, licensees may request a waiver of such rules. For example, upon a showing, supported by an affidavit, that the licensee is in financial distress, the Commission will consider granting a waiver of the transfer restrictions provided that such transaction is otherwise in the public interest. Under these circumstances, if a license is transferred to an entity that would not qualify for designated entity provisions, or that would qualify for less favorable designated entity provisions, the unjust enrichment provisions set forth in Section 1.2111 of the Commission's rules or service-specific rules would apply.(19)

Consistent with these findings, the Commission did not, by either rule or policy, otherwise limit the range of approaches available under applicable law to resolve a C- Block or F-Block licensee bankruptcy, so long as those alternatives acknowledge the Commission's right to approve transfers of control and assignments of license. To the contrary, the Commission stated that "[o]ur rules and policies are designed to promote private market solutions to capital problems (i.e., licensees and lenders working together toward a satisfactory resolution). . . ."(20) The Commission thus left to the market place (e.g., tender offers) and federal bankruptcy law

-----------------------------
(18) Wireless Telecommunications Bureau Staff Responds to Questions About the Broadband PCS C Block Auction, Public Notice, 78 Rad. Reg. 2d (P & F) 727 (1995) ("1995 Q&A").

(19) Amendment of Part 1 of the Commission's Rules - Competitive Bidding Proceeding, Order, Memorandum Opinion and Order and Notice of Proposed Rule Making, 12 FCC Rcd 5686, 5695-96 (1997).

(20) Id. at 5694.

(e.g., in accordance with an approved plan of reorganization) the issue of how and when the equity and creditor constituencies of a C-Block or F-Block licensee will be paid.

III.    CONFIRMATION OF THE COMMISSION'S POLICIES WILL PROMOTE THE PUBLIC
        INTEREST.

        In the interest of presenting an alternative to protracted litigation of pending C-Block and F-Block bankruptcies in general and to the NextWave bankruptcy in particular, Nextel hereby asks the Commission to clarify its policies relating to designated entity financial distress. Nextel requests rulings in two specific areas: waivers of the designated entity ownership rules and treatment of creditors and equity holders in bankruptcy-related tender offers conducted under the Tender Offer Policy Statement.

        A. THE COMMISSION SHOULD REAFFIRM THAT IT WILL WAIVE THE DESIGNATED ENTITY OWNERSHIP RULES IN CONNECTION WITH RESOLUTIONS OF BANKRUPTCY PROCEEDINGS.

        First, Nextel respectfully asks the Commission to issue a declaratory ruling confirming and clarifying that, in cases of bankruptcy, the Commission routinely will waive its designated entity eligibility requirements and allow licenses to be transferred to a non-designated entity that is otherwise qualified to hold the licenses under the Commission's rules if the non-designated entity agrees to pay in full the designated entity's unpaid claim and associated interest payments, and any appropriate unjust enrichment payments upon grant of the long-form transfer.(21) While Nextel believes that the Commission has plainly stated its intention to waive the designated entity five-year holding period rule in cases of designated entity financial distress, the Commission's commitment to this policy remains untested because to date no such waiver has

--------------------------------
(21) Any transfer of control application would of course be subject to the Commission's long-form application procedures, public notice and comment, and would permit petitions to deny on the issues of the whether the applicant is qualified and whether the transfer is in the public interest.

ever been requested or granted. Prompt reaffirmation of the Commission's intent to waive these rules is particularly important because it will reduce any potential uncertainty regarding Nextel's or any other party's tender offer for NextWave debt and equity.

        Absent this clarification, non-designated entities will be hindered in their ability to propose alternative solutions to on-going and future bankruptcy proceedings involving C-Block and F-Block entities and thus put long-fallow spectrum to use because of the uncertainty about the Commission's policy towards waiver of the designated entity five-year holding period rule. The Commission should, therefore, promptly reaffirm its intention to grant waivers of this rule in cases of C-Block or F-Block bankruptcy when full payment of the designated entities' unpaid claims and associated interest payments, and any applicable unjust enrichment payment, is offered to the Commission.

        B. THE COMMISSION SHOULD CONFIRM THAT PAYMENTS TO CREDITORS UNDER A TENDER OFFER CONDUCTED UNDER THE TENDER POLICY STATEMENT MAY BE MADE PRIOR TO GRANT OF A LONG-FORM APPLICATION.

        Another significant factor impeding the resolution of some pending C-Block and F-Block bankruptcy proceedings is the perception that, notwithstanding the Commission's policy of deferring to federal bankruptcy law and the results of marketplace negotiations and notwithstanding thirteen years that the Tender Offer Policy Statement has been in effect, the Commission has never ruled on the timing of payment to interested parties in a bankruptcy involving a C- Block or F-Block licensee in the context of a tender offer covered by the Tender Offer Policy Statement.(22) Thus, the Commission should clarify that no such bar to payment prior to grant of the long-form application exists.

--------------------------------
(22) For the purposes of this Petition, Nextel uses the term "interested parties" to mean secured creditors, unsecured creditors and equity holders.

        This clarification is important because the timing and certainty of payment is the chief issue for the parties in a bankruptcy proceeding. Because of the complexity of negotiations in a bankruptcy proceeding, parties that have agreed to an initial plan of reorganization may hesitate to depart from it, even when the plan becomes highly unlikely to be effectuated, if otherwise promising alternatives are perceived as involving delay or legal uncertainty. In addition, interested parties generally expect to be paid when the bankruptcy court process is complete. Meeting these expectations is particularly problematic in any context that would require that their anticipated payments be contingent upon the processing and grant of a long-form license transfer application. Consequently, the prospect of resolving certain of the major C-Block and F-Block bankruptcies would be materially enhanced if the Commission would confirm that, from a regulatory standpoint, there is no restriction under Commission rules that would preclude the interested parties in a bankruptcy proceeding involving a licensee from receiving payment immediately upon the grant of a short-form application pursuant to a tender offer covered by the Tender Offer Policy Statement but prior to the Commission's approval of the proposed assignee or transferee of the licenses.

        Immediate payment to interested parties would not infringe upon the Commission's statutory prerogative to approve the transferee of the licenses. Indeed, it is the only result consistent with the Tender Offer Policy Statement, which provides for payment to shareholders at the completion of the first step of the tender offer process, when shares are transferred to a trustee.(23) The trustee then holds the licenses pending the Commission's action on the long-form application. If the Commission should deny the application and disapprove the proposed license

--------------------------------
(23) Tender Offer Policy Statement, 59 Rad. Reg. 2d (P & F) at 1562-63.

holder, the trustee would be required to pursue an alternative disposition of the stock for submission to the Commission. Therefore, the Commission should confirm that the payment to creditors and other interested parties in a tender offer for a bankrupt licensee may occur when the trust acquires the shares.

        Finally, because Congress has required the Commission to use auctions in the future to award virtually all new spectrum,(24) the Commission must promote policies designed to uphold and preserve the auction process. If the Commission wants to protect its auction process, it is in the public interest to confirm that interested parties in bankruptcy proceedings involving Commission auction participants have the same rights available as interested parties in tender offers that do not involve bankrupt licensees.

IV. CERTAINTY REGARDING THE LICENSES IS ESSENTIAL FOR ALTERNATIVE BANKRUPTCY PROPOSALS TO SUCCEED.

        Few, if any, of the bankrupt C-Block and F-Block entities have substantial assets beyond their PCS licenses. Nextel therefore asks the Commission to confirm that, notwithstanding the payment conditions on the licenses or any questions regarding the designated entity or other qualifications of the transferor, the Commission will not exercise its power to revoke licenses when a non-designated entity seeks to acquire designated entity licenses from bankruptcy through a tender offer under the Commission's Tender Offer Policy Statement. The Commission's long-standing policies on tender offers support explicit acknowledgement of this policy, which already is implicit in the Commission's prior decisions.

        As described above, Nextel proposes to make tender offers under the Tender Offer Policy Statement for debt and equity of NextWave, a licensee currently in Chapter 11 bankruptcy.

------------------------------
(24) 47 U.S.C. sec. 309(j)(1).

Under the Commission's tender offer procedures, Nextel plans to acquire the NextWave debt and equity, place the NextWave stock in an independent trust and pay the creditors and equity holders prior to the Commission's action on Nextel's "long-form" application for consent to the transfer of the stock from the trustee. The question of how the Commission would deal with any prior or existing transgressions of NextWave that come before it after the trustee or Nextel assume control is thus a major concern for Nextel.

        There currently is no proceeding pending before the Commission adjudicating NextWave's basic qualifications to hold its licenses, other than those matters raised in the pending petition for reconsideration of the initial grant of the NextWave licenses; a settlement agreement is pending before the Commission that would resolve the reconsideration proceeding in NextWave's favor.(25) Furthermore, neither the Commission nor any court thus far has made any finding against NextWave that questions its basic qualifications to hold a license.

        In broadcast licensing, the Commission has followed a general policy of declining to approve proposed assignments of licenses or transfers of control when the qualifications of the assignor or the transferor are at issue before the Commission.(26) That policy, however, is not required by the Communications Act.(27) Even when licensee misconduct is actively being

------------------------------
(25) See Application of Nextwave Personal Communications, Inc., Settlement Request Pursuant to DA-745 (filed April 29, 1999).

(26) Jefferson Radio Co. v. FCC, 340 F.2d 781 (D.C. Cir. 1964).

(27) While Section 310(d) of the Communications Act applies to all transfers of licenses for radio facilities in all services, the provision does not mandate that the Commission treat all radio transfers in the same manner. The section, by its terms, simply provides that the Commission review the proposed transfer to determine whether it will serve the public interest and to evaluate the transferee under the standards set forth in Section 308 of the Act, which mandates review of applicants' qualifications. Sections 310(d) and 308 do not contain a specific requirement for Commission review of the qualifications of the licensee or transferor.
                                                                    continued...

considered by the Commission in pending proceedings, the policy has been subject to many exceptions. The Commission has recognized exceptions when other public policy goals outweigh the benefits of pursuing a transferor's prior conduct in passing upon a transfer application, specifically including bankruptcy.(28)

        Tender offers conducted under the Tender Offer Policy Statement for the equity and debt of a licensee in bankruptcy present a compelling instance for the Commission to recognize formally that it will not pursue instances of licensee conduct once control of the licensee has shifted to the independent trustee or to the offeror or alternative transferee. Under the procedures the Commission adopted in the Tender Offer Policy Statement,(29) it would normally not consider license condition compliance or the qualifications of the target licensee and its shareholders in any event until after the shares have been purchased and placed in the trust. At that point, however, the former shareholders would not be affected by subsequent Commission determinations because they already would have received the promised consideration for their shares. In fact, the Commission specifically found that invocation of its authority to require



----------------------------
"The policy of permitting petitions against sellers was created by the Commission, which can modify or even abolish that policy, provided it explains why it now believes that the public interest would be better served by doing so." S. Sewell, Hostile Tender Offers for Companies Holding Licenses Issued by the Federal Communications Commission, 49 FED. COM. L.J. 167, 191 (1996).

(28) See, e.g., Application of Cathryn Murphy, Decision, 42 F.C.C.2d 346 (1973) (transferor seriously ill); Application of Second Thursday Corp., Memorandum Opinion and Order, 25 F.C.C.2d 112 (1970) (bankrupt licensee effects sale for benefit of creditors while assuring alleged wrongdoers will derive no benefit); Application of Stereo Broadcasters, Inc., Memorandum Opinion and Order, 74 F.C.C.2d 543 (1979), aff'd, Stereo Broadcasters v. FCC, 652 F.2d 1026 (D.C. Cir.
1981) (distress sale policy); Teleprompter Cable Systems, Inc., Memorandum Opinion and Order 40 F.C.C.2d 1027 (1973) (licensee moves swiftly to purge itself of wrongdoers); Mutual Radio of Chicago, Inc., 55 Rad. Reg. 2d (P & F) 1577 (1984), Martin Trigona v. FCC, D.C. Cir. No. 84-1229 (assignor's alleged misconduct is non-broadcast related and licensee's broadcast record is exemplary).

(29) Tender Offer Policy Statement, 59 Rad. Reg. 2d (P & F)1552-84.

rescission of a tender following consummation would contravene policies underlying federal law.(30) Rather, the Commission provided that, if the transfer to the offeror should be denied, the trustee would be permitted to seek third-party purchasers for the tendered shares.(31) This remedy is the only available alternative under the Tender Offer Policy Statement, regardless of the reason a long-form application is denied. Moreover, the Commission has never asserted authority to examine prior transferor conduct in passing upon applications for transfer from the trust to the offeror and could reasonably conclude that the need to avoid frustration of the purposes of the Williams Act warrants dispensing with this review.

        In sum, the requested declaratory order would merely make explicit the conclusion that Commission policy already compels. By removing uncertainty as to this point, the Commission would serve the public interest by facilitating the resolution of complex bankruptcy proceedings, placing fallow spectrum in the hands of parties willing and able to construct and offer service, avoiding needless impediments to the application of the Williams Act to corporations holding Commission licenses and, in the case of offers for licensees with defaulted installment payment obligations, returning money to the public treasury that might otherwise be lost.

-----------------------
(30) Id. at 1565, 1567.

(31) Id. at 1583.

 V.     CONCLUSION.

        Prompt resolution of bankruptcies involving designated entity PCS licenses is in the public interest. The public interest is not served when assets and FCC licenses lie fallow. The Commission should therefore confirm its earlier pronouncements that, in cases of designated entity licensee bankruptcy, it will waive the designated entity requirements to allow the licenses at issue to be transferred to a non-designated entity if debts to the Commission, including applicable unjust enrichment payments, are made. The Commission also should provide certainty to creditors and other interested parties in tender offer proceedings for the debt and equity of designated entities in bankruptcy that they can receive prompt payment upon the consummation of the tender offer and the purchase of the shares. The Commission also should provide certainty to those who propose to acquire the designated entity licenses that the Commission will not later attempt to revoke those licenses based either on a condition of the licenses or on the designated entity or other qualifications of the transferee. As shown above, these conclusions are congruent with Commission precedent and policies and will serve the public interest by putting the spectrum to use. For these reasons, Nextel respectfully requests that the Commission expeditiously issue a declaratory ruling consistent with this Petition.

                         Respectfully submitted,

                         NEXTEL COMMUNICATIONS, INC.

                         By:
                              ------------------------------
                                Leonard J. Kennedy
                                John S. Logan
                                Christina H. Burrow
                                DOW, LOHNES & ALBERTSON, PLLC
                                1200 New Hampshire Ave., N.W.
                                Suite 800
                                Washington, D.C.  20036
                                (202) 776-2000



                         By:
                              ------------------------------
                                Timothy B. Dyk
                                JONES, DAY, REAVIS & POGUE
                                51 Louisiana Avenue, N.W.
                                Washington, D.C.  20001-2113
                                (202) 879-3939

                                Paul E. Harner
                                JONES, DAY, REAVIS & POGUE 1900
                                Huntington Center 41 South High
                                Street Columbus, Ohio 43215

                                Its Attorneys

December 21, 1999

                                   Before the

                        FEDERAL COMMUNICATIONS COMMISSION

                              Washington, DC 20554

In the Matter of                                   )
                                                   )
Clarification of the Commission's Rules and        )
Policies Pertaining to the Designated Entity       )
Holding Period and Related Rules and Policies in   )
Cases of Licensee Default and Bankruptcy           )

To:  The Commission

                    PETITION FOR EXPEDITED DECLARATORY RULING

                           NEXTEL COMMUNICATIONS, INC.

                                                   Leonard J. Kennedy
                                                   John S. Logan
                                                   Christina H. Burrow
                                                   DOW, LOHNES & ALBERTSON, PLLC
                                                   1200 New Hampshire Ave., N.W.
                                                   Suite 800
                                                   Washington, D.C.  20036
                                                   (202) 776-2000

                                                   Timothy B. Dyk
                                                   JONES, DAY, REAVIS & POGUE
                                                   51 Louisiana Avenue, N.W.
                                                   Washington, D.C.  20001-2113
                                                   (202) 879-3939

                                                   Paul E. Harner
                                                   JONES, DAY, REAVIS & POGUE
                                                   1900 Huntington Center
                                                   41 South High Street
                                                   Columbus, Ohio  43215

                                                   Its Attorneys

December 21, 1999

                                     SUMMARY

        This Petition seeks a declaratory ruling concerning three issues that affect the status of broadband PCS licenses in bankruptcy proceedings. While the determinations Nextel requests are consonant with existing Commission rules and policies, there is uncertainty among creditors in bankruptcy regarding these matters which, we believe, has to date frustrated prompt resolution of designated entity bankruptcy proceedings even in cases, like that involving the NextWave debtors, where a proposal has been made that would both fairly compensate the Commission and other parties in interest and ensure the prompt build-out and utilization of wireless spectrum. A declaratory ruling will eliminate this uncertainty. Nextel seeks expedited action on this Petition in light of its intention to initiate a hostile tender offer for the debt and equity of NextWave, which is now in bankruptcy proceedings.

        First, the Commission should confirm that, as a routine matter, it will waive the designated entity requirements to allow licenses held by a designated entity to be transferred to a non-designated entity as the result of bankruptcy proceedings. The Commission has reached this conclusion on two separate occasions and should reaffirm its previous determinations.

        Second, the Commission should confirm that, just as would be the case for a corporation not in bankruptcy, there is no bar in the context of tender offers under the Tender Offer Policy Statement to compensating interested parties in a bankruptcy proceeding before a long-form transfer of control application has been approved by the Commission. The ability to obtain the agreed-to compensation is critical to resolution of bankruptcy proceedings and does not affect the Commission's ability to review any proposed transfer.

        Third, the Commission should determine that, when licenses are being transferred from a designated entity to a non-designated entity as a result of a hostile tender offer in a bankruptcy proceeding, the Commission will not seek to sanction the new licensee on the basis of the previous licensee's actions. Such a ruling would be consistent with policies encouraging prompt use of assigned spectrum and would greatly reduce the risks associated with bankruptcy proceedings involving hostile tender offers.

        Prompt resolution of this request is particularly important because much of the C-Block and F-Block spectrum is now subject to bankruptcy proceedings. The uncertainty faced by creditors and other interested parties will result in additional delays in achieving fair resolutions of those proceedings, as well as additional litigation that could further impede the construction and operation of C-Block and F-Block PCS systems that would finally put the spectrum to use. Indeed, the large amount of spectrum currently lying fallow directly thwarts Congress' directive for prompt utilization of this valuable resource. Swift action on this Petition will eliminate the uncertainty and, consequently, speed the ultimate resolution of those proceedings, to the benefit of all participants and the public interest. In particular, prompt Commission issuance of a declaratory ruling will address concerns that parties interested in the NextWave bankruptcy may have regarding Nextel's proposed tender offer. Thus, expedited action is warranted.

                                    EXHIBIT A

                                TABLE OF CONTENTS


                                                                                          PAGE
SUMMARY.................................................................................... ii

I.      ISSUANCE OF AN EXPEDITED DECLARATORY RULING IS IN THE PUBLIC INTEREST.............. 4

II.     COMMISSION POLICY CONTEMPLATES WAIVER OF THE DESIGNATED ENTITY RULES IN
        CIRCUMSTANCES OF C-BLOCK AND F-BLOCK FINANCIAL DISTRESS............................ 5

III.    CONFIRMATION OF THE COMMISSION'S POLICIES WILL PROMOTE THE PUBLIC INTEREST......... 9

        A.     The Commission Should Reaffirm that it Will Waive the Designated Entity
               Ownership Rules in Connection with Resolutions of Bankruptcy
               Proceedings................................................................  9

        B.     The Commission Should Confirm that Payments to Creditors Under a Tender
               Offer Conducted Under the Tender Policy Statement May Be Made Prior to
               Grant of a Long-Form Application...........................................  10

IV.     CERTAINTY REGARDING THE LICENSES IS ESSENTIAL FOR ALTERNATIVE BANKRUPTCY
        PROPOSALS TO SUCCEED..............................................................  12

V.      CONCLUSION........................................................................  16

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